                                                                     EXHIBIT 4.5

                      AMENDED AND RESTATED TRUST AGREEMENT

                                      AMONG

                        VISTEON CORPORATION, AS DEPOSITOR

                BANK ONE TRUST COMPANY, N.A., AS PROPERTY TRUSTEE

                  BANK ONE DELAWARE, INC., AS DELAWARE TRUSTEE

                 AND THE SEVERAL HOLDERS OF THE TRUST SECURITIES

                        DATED AS OF _____________________

                             VISTEON CAPITAL TRUST I

                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE 1 DEFINED TERMS
         Section 1.1.      DEFINITIONS...........................................................................    1

ARTICLE 2 CONTINUATION OF THE TRUST
         Section 2.1.      NAME..................................................................................   10
         Section 2.2.      OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS...........................   10
         Section 2.3.      INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.......................   11
         Section 2.4.      ISSUANCE OF THE PREFERRED SECURITIES..................................................   11
         Section 2.5.      ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES............   11
         Section 2.6.      DECLARATION OF TRUST..................................................................   12
         Section 2.7.      AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS......................................   12
         Section 2.8.      ASSETS OF THE TRUST...................................................................   16
         Section 2.9.      TITLE TO TRUST PROPERTY...............................................................   16

ARTICLE 3 PAYMENT ACCOUNT
         Section 3.1.      PAYMENT ACCOUNT.......................................................................   16

ARTICLE 4 DISTRIBUTIONS; REDEMPTION
         Section 4.1.      DISTRIBUTIONS.........................................................................   16
         Section 4.2.      REDEMPTION............................................................................   17
         Section 4.3.      RANKING OF COMMON SECURITIES..........................................................   20
         Section 4.4.      PAYMENT PROCEDURES....................................................................   20
         Section 4.5.      TAX RETURNS AND REPORTS...............................................................   20
         Section 4.6.      PAYMENT OF EXPENSES OF THE TRUST......................................................   21
         Section 4.7.      PAYMENTS UNDER INDENTURE OR PURSUANT TO DIRECT ACTIONS................................   21
         Section 4.8.      Conversion............................................................................   21

ARTICLE 5 TRUST SECURITIES CERTIFICATES
         Section 5.1.      INITIAL OWNERSHIP.....................................................................   23
         Section 5.2.      THE TRUST SECURITIES CERTIFICATES.....................................................   23
         Section 5.3.      EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES...............................   24
         Section 5.4.      REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES............   24
         Section 5.5.      MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES....................   25
         Section 5.6.      PERSONS DEEMED HOLDERS................................................................   25
         Section 5.7.      ACCESS TO LIST OF HOLDERS' NAMES AND ADDRESSES........................................   25

         Section 5.8.      MAINTENANCE OF OFFICE OR AGENCY.......................................................   25
         Section 5.9.      APPOINTMENT OF PAYING AGENT...........................................................   26
         Section 5.10.     OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR...........................................   26
         Section 5.11.     BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE...........   26
         Section 5.12.     NOTICES TO CLEARING AGENCY............................................................   27
         Section 5.13.     DEFINITIVE PREFERRED SECURITIES CERTIFICATES..........................................   27
         Section 5.14.     RIGHTS OF HOLDERS; DIRECT ACTIONS AND WAIVERS OF PAST DEFAULTS........................   28
         Section 5.15.     CUSIP NUMBERS.........................................................................   30

ARTICLE 6 ACTS OF HOLDERS; MEETINGS; VOTING
         Section 6.1.      LIMITATIONS ON VOTING RIGHTS..........................................................   31
         Section 6.2.      NOTICE OF MEETINGS....................................................................   32
         Section 6.3.      MEETINGS OF HOLDERS OF THE PREFERRED SECURITIES.......................................   32
         Section 6.4.      VOTING RIGHTS.........................................................................   32
         Section 6.5.      PROXIES, ETC..........................................................................   32
         Section 6.6.      HOLDER ACTION BY WRITTEN CONSENT......................................................   33
         Section 6.7.      RECORD DATE FOR VOTING AND OTHER PURPOSES.............................................   33
         Section 6.8.      ACTS OF HOLDERS.......................................................................   33
         Section 6.9.      INSPECTION OF RECORDS.................................................................   34

ARTICLE 7 REPRESENTATIONS AND WARRANTIES
         Section 7.1.      REPRESENTATIONS AND WARRANTIES OF THE  PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE......   34
         Section 7.2.      REPRESENTATIONS AND WARRANTIES OF DEPOSITOR...........................................   35

ARTICLE 8 THE TRUSTEES
         Section 8.1.      CERTAIN DUTIES AND RESPONSIBILITIES...................................................   36
         Section 8.2.      CERTAIN NOTICES.......................................................................   38
         Section 8.3.      CERTAIN RIGHTS OF PROPERTY TRUSTEE....................................................   38
         Section 8.4.      TRUSTEES NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.......................   40
         Section 8.5.      TRUSTEES MAY HOLD SECURITIES..........................................................   40
         Section 8.6.      COMPENSATION; INDEMNITY; FEES.........................................................   40
         Section 8.7.      CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES..........................   41
         Section 8.8.      CONFLICTING INTERESTS.................................................................   42
         Section 8.9.      CO-TRUSTEES AND SEPARATE TRUSTEE......................................................   42
         Section 8.10.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.....................................   44
         Section 8.11.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR................................................   45
         Section 8.12.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION  TO BUSINESS..........................   46
         Section 8.13.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST  DEPOSITOR OR TRUST.........................   46
         Section 8.14.     TRUSTEE MAY FILE PROOFS OF CLAIM......................................................   46
         Section 8.15.     REPORTS BY PROPERTY TRUSTEE...........................................................   47

         Section 8.16.     REPORTS TO THE PROPERTY TRUSTEE.......................................................   48
         Section 8.17.     EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT......................................   48
         Section 8.18.     NUMBER OF TRUSTEES....................................................................   48
         Section 8.19.     DELEGATION OF POWER...................................................................   48

ARTICLE 9 DISSOLUTION, LIQUIDATION AND MERGER
         Section 9.1.      DISSOLUTION UPON EXPIRATION DATE......................................................   49
         Section 9.2.      EARLY DISSOLUTION.....................................................................   49
         Section 9.3.      DISSOLUTION...........................................................................   49
         Section 9.4.      LIQUIDATION...........................................................................   49
         Section 9.5.      MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF TRUST.......................   51

ARTICLE 10 MISCELLANEOUS PROVISIONS
         Section 10.1.     LIMITATION OF RIGHTS OF HOLDERS.......................................................   52
         Section 10.2.     AMENDMENT.............................................................................   52
         Section 10.3.     SEPARABILITY..........................................................................   53
         Section 10.4.     GOVERNING LAW.........................................................................   53
         Section 10.5.     PAYMENTS DUE ON NON-BUSINESS DAY......................................................   54
         Section 10.6.     SUCCESSORS............................................................................   54
         Section 10.7.     HEADINGS..............................................................................   54
         Section 10.8.     REPORTS, NOTICES AND DEMANDS..........................................................   54
         Section 10.9.     AGREEMENT NOT TO PETITION.............................................................   55
         Section 10.10.    TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT................................   55
         Section 10.11.    ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AGREEMENT AND INDENTURE.............   55
         Section 10.12.    COUNTERPARTS..........................................................................   56

Exhibit A         Certificate of Trust
Exhibit B         Preferred Securities Certificate
Exhibit C         Common Securities Certificate
[Exhibit D        Notice of Conversion]

                             CROSS-REFERENCE TABLE*

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED           SECTION OF AMENDED AND RESTATED TRUST AGREEMENT
310(a)(1) and (a)(2)                                         8.7(a)
310(a)(3)                                                    8.9(b)
310(a)(4)                                                    Inapplicable
310(a)(5)                                                    8.7(a)
310(b)                                                       8.8
310(c)                                                       Inapplicable
311(a) and (b)                                               8.13
311(c)                                                       Inapplicable
312(a), (b) and (c)                                          5.7
313(a) and (b)                                               8.15
313(c)                                                       8.15, 10.8
313(d)                                                       8.15(c)
314(a)                                                       8.16
314(b)                                                       Inapplicable
314(c)(1) and (c)(2)                                         8.17
314(c)(3) and (d)                                            Inapplicable
314(e)                                                       1.1, 8.16
314(f)                                                       8.16
315(a)                                                       8.1(a), 8.3(a)
315(b)                                                       8.2, 10.8
315(c)                                                       8.1(d)
315(d)                                                       8.1
315(e)                                                       8.3
316(a)(1)                                                    6.1(b)
316(a)(2)                                                    Inapplicable
316(a) last sentence                                         1.1
316(b)                                                       5.14(c)
316(c)                                                       Inapplicable
317(a)                                                       8.1(c)
317(b)                                                       5.9
318(a)                                                       10.10

----------
* This Cross-Reference Table does not constitute part of the Amended and Restated Trust Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

      AMENDED AND RESTATED TRUST AGREEMENT, dated as of ________________ among
(i) Visteon Corporation, a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) Bank One Trust Company, N.A., a national banking association, as property trustee (in such capacity, the "Property Trustee"),
(iii) Bank One Delaware, Inc., a Delaware corporation, as Delaware trustee (in such capacity, the "Delaware Trustee"), (iv) ____________, an individual, ____________, an individual, and ____________, an individual, each of whose address is c/o Visteon Corporation, 5500 Auto Club Drive, Dearborn, Michigan 48126 (each, an "Administrative Trustee," and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee, and the Administrative Trustees being referred to collectively as the "Trustees"), and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

      WHEREAS, the Depositor and certain of the Trustees have heretofore duly declared and established a business trust (the "Trust") pursuant to the Delaware Business Trust Act (as hereinafter defined) by entering into that certain Trust Agreement, dated as of ________, 2002 (the "Original Trust Agreement"), and by the execution and filing by such Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on ________, 2002, attached as Exhibit A; and

      WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor,
(ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures;

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE 1
                                 DEFINED TERMS

      SECTION 1.1. DEFINITIONS.

      For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

      All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

      The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

      All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

      Unless the context otherwise requires, any reference to an "Article," a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

      The words "hereby," "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

      "Act" has the meaning specified in Section 6.8.

      "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

      "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in such individual's capacity as Administrative Trustee of the Trust and not in such individual's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Bankruptcy Event" means, with respect to any Person:

            (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

      "Bankruptcy Laws" has the meaning specified in Section 10.9.

      "Board of Directors" means the board of directors of the Depositor or the Pricing Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

      "Book-Entry Preferred Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.

      "Book-Entry Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

      "Business Day" means a day other than a Saturday or Sunday, or any other day on which banking institutions in New York, New York, Detroit, Michigan or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

      "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date.

      "Certificate of Trust" has the meaning specified in the recitals hereof, as amended from time to time.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. DTC will be the initial Clearing Agency.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" means ________________.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

      "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $______ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      [Insert, if applicable: "Common Stock" means common stock, $1.00 par value per share, of the Depositor.]

      [Insert, if applicable: "Conversion Agent" has the meaning specified in
Section 4.08(c).]

      [Insert, if applicable: "Conversion Date" has the meaning specified in
Section 4.08(b).]

      [Insert, if applicable: "Conversion Price" has the meaning specified in
Section 4.08(a).]

      [Insert, if applicable: "Current Market Price", with respect to Common Stock, means, on any day, the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if Common Stock is not then listed or admitted to trading on the New York Stock Exchange on such day, the principal national securities exchange or quotation system on which Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service or, if not so available in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors. "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in ___________________, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in _____________________.]

      "Debenture Event of Default" means any "Event of Default" specified in
Section 6.01 of the Indenture.

      "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

      "Debenture Trustee" means Bank One Trust Company, N.A., a national banking association, solely in its capacity as trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as provided in the Indenture.

      "Debentures" means the Depositor's ___________________________________, issued pursuant to the Indenture.

      "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (i) Preferred Securities Certificates issued as Book-Entry Preferred Securities

Certificates as provided in Section 5.11, and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in
Section 5.13.

      "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as it may be amended from time to time.

      "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

      "Depositor" has the meaning specified in the preamble to this Trust Agreement.

      "Depositor Bankruptcy Event" means (i) the entry of a decree or order for relief in respect of the Depositor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by the Depositor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or the consent by the Depositor to the entry of a decree or order for relief in an involuntary case under any such law.

      "Direct Action" has the meaning specified in Section 5.14(c).

      "Distribution Date" has the meaning specified in Section 4.1(a)(i).

      "Distribution Period" means the period of time beginning on any Distribution Date and ending on the day immediately preceding the next succeeding Distribution Date.

      "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

      "DTC" means The Depository Trust Company.

      "Early Dissolution Event" has the meaning specified in Section 9.2.

      "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the occurrence of a Debenture Event of Default; or

            (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

            (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

            (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Trustees and to the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

      "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

      "Expiration Date" has the meaning specified in Section 9.1.

      "Federal Reserve" means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Trust Agreement the Federal Reserve is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

      "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and _________________________, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Trust Securities, as amended from time to time.

      "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

      "Indenture" means the Subordinated Indenture, dated as of _______________, 2002, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

      "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

      "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

      "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust

Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

      "Liquidation Amount" means the stated amount of $______ per Trust
Security.

      "Liquidation Date" means the date the Debentures are to be distributed pursuant to Section 9.4.

      "Liquidation Distribution" has the meaning specified in Section 9.4(d).

      "Majority in Liquidation Amount of the Preferred Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Preferred Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities or Common Securities, as the case may be.

      [Insert, if applicable: "Notice of Conversion" means the notice given by a Holder of Trust Securities to the Conversion Agent directing the Conversion Agent to exchange such Trust Security for Debentures and to convert such Debentures into Common Stock on behalf of such Holder. Such notice is substantially in the form set forth in Exhibit D.]

      "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors of such Person, a Vice Chairman of the Board of Directors of such Person, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

            (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

            (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

      "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

      "Option Securities" has the meaning specified in the Underwriting
Agreement.

      "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

            (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation or tendered for conversion, if applicable;

            (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

            (c) Trust Securities that have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, and 5.11; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee, or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees, one or more of the Administrative Trustees and/or any such Affiliate. Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of Book-Entry Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

      "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be _________________.

      "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with ______________ in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit B.

      "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $________ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

      "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

      "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

      "Relevant Trustee" shall have the meaning specified in Section 8.10.

      "Responsible Officer" means, with respect to any Trustee, the President, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any Trust Officer or Assistant Trust Officer of such Trustee.

      "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

      "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

      "Time of Delivery" has the meaning specified in the Underwriting
Agreement.

      "Trust" means the Delaware business trust known as "Visteon Capital Trust I" which was created on ________, 2002 under the Delaware Business Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

      "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

      "Trust Security" means any one of the Common Securities or the Preferred Securities.

      "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

      "Trustees" means, collectively, the Property Trustee, the Delaware Trustee, and the Administrative Trustees.

      "Underwriting Agreement" means the Underwriting Agreement, dated as of ___________, 200_, among the Trust, the Depositor and ______________________, as
representative of the underwriters named therein, and shall also include any related pricing agreement.

                                   ARTICLE 2
                            CONTINUATION OF THE TRUST

      SECTION 2.1. NAME.

      The trust continued hereby shall be known as "Visteon Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders and the other Trustees, in which name the Administrative Trustees and the other Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

      SECTION 2.2. OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS.

      The address of the Delaware Trustee in the State of Delaware is ___________________________________, or such other address in the State of
Delaware as the Delaware Trustee may designate by written notice to the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Trust is 5500 Auto Club Drive, Dearborn, Michigan 48126.

      SECTION 2.3. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL
                   EXPENSES.

      The Trustees acknowledge receipt from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

      SECTION 2.4. ISSUANCE OF THE PREFERRED SECURITIES.

      (a) On ___________, 200__, the Depositor, both on its own behalf and on behalf of the Trust pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.3 and deliver to the Underwriters named in the Underwriting Agreement a Preferred Securities Certificate, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of _____________ Preferred Securities having an aggregate Liquidation Amount of $______________, against payment of the purchase price therefor in immediately available funds, which funds such Administrative Trustee shall promptly deliver to the Property Trustee.

      (b) Upon the exercise of the overallotment option as provided in the Underwriting Agreement, at the Time of Delivery for the Option Securities, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.3 and deliver to the Underwriters named in the Underwriting Agreement a Preferred Securities Certificate, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount equal to the Option Securities purchased thereby, not to exceed _______ of Preferred Securities having an aggregate Liquidation Amount of $______________, against payment of the purchase price therefor in immediately available funds, which funds such Administrative Trustee shall promptly deliver to the Property Trustee.

      SECTION 2.5. ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE
                   OF DEBENTURES.

      (a) Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.3 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of ___________ Common Securities having an aggregate Liquidation Amount of $____________ against payment by the Depositor of the purchase price therefor in immediately available funds, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf the Trust, shall subscribe to and purchase from the Depositor Debentures registered in the name of the Trust and having an aggregate principal amount equal to $____________ and shall deliver to the Depositor the purchase price therefor (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4(a) and
(ii) the first sentence of this Section 2.5(a)).

      (b) Upon the exercise of the overallotment option as provided in the Underwriting Agreement, at the Time of Delivery for the Option Securities, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.3 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount equal to _____% of the Option Securities purchased thereby not to exceed ________ Common Securities having an aggregate Liquidation Amount of $____________ against payment by the Depositor of the purchase price therefor in immediately available funds, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf the Trust, shall subscribe to and purchase from the Depositor Debentures registered in the name of the Trust and having an aggregate principal amount equal to the purchase price therefor and shall deliver to the Depositor the purchase price therefor (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4(b) and (ii) the first sentence of this Section 2.5(b)).

      SECTION 2.6. DECLARATION OF TRUST.

      The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities, (b) to use the proceeds from such sale to acquire the Debentures, and (c) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees, or any of the duties and responsibilities of the Trustees generally, set forth herein. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

      SECTION 2.7. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

      (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions
(i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

            (i) As among the Trustees, the Administrative Trustees shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                  (A) the issuance and sale of the Trust Securities;

                  (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                  (C) assisting in the registration of the Preferred Securities under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement under the Trust Indenture Act;

                  (D) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor, with the registration of the Preferred Securities under the Exchange Act, if required, and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                  (E) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                  (F) the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement;

                  (G) to the extent provided in this Trust Agreement, the
            winding up of the affairs of and liquidation of the Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (H) execution of the Trust Securities on behalf of the Trust in accordance with this Trust Agreement;

                  (I) execution and delivery of closing certificates, if any, pursuant to the Underwriting Agreement and this Trust Agreement and application for a taxpayer identification number for the Trust;

                  (J) unless otherwise required by the Delaware Business Trust
            Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                  (K) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

            (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                  (A) the establishment of the Payment Account;

                  (B) the receipt of the Debentures;

                  (C) the collection of interest, principal and any other
            payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

                  (D) the distribution through the Paying Agent of amounts
            distributable to the Holders in respect of the Trust Securities;

                  (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                  (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                  (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                  (H) to the extent provided in this Trust Agreement, the
            winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I) after an Event of Default (other than under paragraph
            (b),(c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

                  (J) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in
            Section 2.7(a)(i).

      (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transactions except as expressly provided herein or contemplated hereby. In particular, the Trustees (acting on behalf of the Trust) shall not
(i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities, (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

      (c) In connection with the issuance and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the preparation and filing by the Trust with the
            Commission of and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

                  (ii) the determination of the states in which to take
            appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Trust, and the advice to the Trust of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

                  (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market or any other automated quotation system for listing upon notice of issuance of any Preferred Securities and filing with such exchange or self-regulatory organization such notification and documents as may be necessary from time to time to maintain such listing;

                  (iv) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

                  (v) the taking of any other actions necessary or desirable to carryout any of the foregoing activities.

      (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that they determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Depositor or the Trustees be liable to the Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

      SECTION 2.8. ASSETS OF THE TRUST.

      The assets of the Trust shall consist solely of the Trust Property.

      SECTION 2.9. TITLE TO TRUST PROPERTY.

      Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Trust and the Holders in accordance with this Trust Agreement.

                                    ARTICLE 3
                                 PAYMENT ACCOUNT

      SECTION 3.1. PAYMENT ACCOUNT.

      (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

      (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE 4
                            DISTRIBUTIONS; REDEMPTION

      SECTION 4.1. DISTRIBUTIONS.

      (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

            (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from _____________, 200_ and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable _________ in arrears on the ____ day of ___________ and ___________ of each year, commencing on _____________, 200_. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding day, with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

            (ii) In the event (and to the extent) that the Depositor exercises its right under the Indenture to defer the payment of interest on the Debentures, Distributions on the Trust Securities shall be deferred but shall continue to accumulate. Distributions on the Trust Securities shall be payable at a rate of ______% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

            (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

      (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date for such Distribution Date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date for a Distribution Date shall be the date 15 days prior to such Distribution Date. Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Holders entitled to such defaulted interest established in accordance with the Indenture.

      SECTION 4.2. REDEMPTION.

      (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

      (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

            (iii) the CUSIP number or CUSIP numbers of the Preferred Securities affected;

            (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                  [Insert, if applicable: (v) (A) that a Holder of Preferred
            Securities who desires to convert such Preferred Securities called for redemption must satisfy the requirements for conversion contained in Section 4.8 below and (B) the Conversion Price;]

            (vi) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

            (vii) if the Preferred Securities are no longer in book-entry-only form, the place or places where the Preferred Securities Certificates are to be surrendered for the payment of the Redemption Price.

      (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at stated maturity of the Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price. [Insert, if applicable: The Property Trustee shall be fully protected and shall not incur any liability in making any overpayment or excess deposit with the Clearing Agency on any Redemption Date which may arise as a result of the election by a Holder to convert Trust Securities in accordance with Section 4.8 below.]

      (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Preferred Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not Book-Entry Preferred Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 7.1, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, provided that so long as the Preferred Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

      SECTION 4.3. RANKING OF COMMON SECURITIES.

      (a) Payment of Distributions (including any Additional Amounts) on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 6.01(a) or 6.01(b) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Preferred Securities for all Distribution Periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, the Preferred Securities then due and payable.

      (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holders of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

      SECTION 4.4. PAYMENT PROCEDURES.

      Payments of Distributions (including any Additional Amounts) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holders of the Common Securities.

      SECTION 4.5. TAX RETURNS AND REPORTS.

      The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Trust in each taxable year of the Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

      SECTION 4.6. PAYMENT OF EXPENSES OF THE TRUST.

      The Depositor shall pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Preferred Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a dissolution of the Trust.

      SECTION 4.7. PAYMENTS UNDER INDENTURE OR PURSUANT TO DIRECT ACTIONS.

      Any amount payable hereunder to any Holder of Preferred Securities (or any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (or Owner) has directly received pursuant to the Indenture or Section 5.14 of this Trust Agreement.

      [Insert, if applicable: SECTION 4.8. Conversion.

      The Holders of Trust Securities, subject to the limitations set forth in this Section, shall have the right at any time prior to the close of business on______________ (or, in the case of Trust Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption
Date), at their option, to cause the Conversion Agent to convert Trust Securities, on behalf of the converting Holders, into shares of Common Stock in the manner described herein on and subject to the following terms and conditions:

      (a) The Trust Securities will be convertible into fully paid and nonassessable shares of Common Stock pursuant to the Holder's direction to the Conversion Agent to exchange such Trust Securities for a Like Amount of the Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Common Stock at the conversion rate then applicable to the Debentures after taking account of any adjustments to such rate provided for in the Debentures (as so adjusted, the "Conversion Price").

      (b) In order to convert Trust Securities into Common Stock, the Holder of such Trust Securities shall submit to the Conversion Agent an irrevocable Notice of Conversion to convert Trust Securities on behalf of such Holder, together, if the Trust Securities are represented by

Definitive Preferred Security Certificates as contemplated by Section 5.13, with such certificates. The Notice of Conversion shall (x) set forth the number of Trust Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued and (y) direct the Conversion Agent (a) to exchange such Trust Securities for a portion of the Debentures held by the Property Trustee (at the rate of exchange specified in the preceding paragraph (a)) and (b) to immediately convert such Debentures, on behalf of such Holder, into Common Stock (at the conversion rate specified in the preceding paragraph (a)). The Conversion Agent shall notify the Property Trustee in writing of the Holder's election to exchange Trust Securities for a portion of the Debentures held by the Property Trustee and the Property Trustee shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section. The Conversion Agent shall thereupon notify the Depositor of the Holder's election to convert such Debentures into shares of Common Stock. Holders of Trust Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution paid on such Trust Securities on the corresponding Distribution Date notwithstanding the conversion of such Trust Securities following such record date but prior to such Distribution Date; provided, however, that each Holder of Trust Securities to be exchanged for Debentures to be converted into Common Stock (other than a Trust Security called for redemption on a Redemption Date occurring after such record date and prior to such Distribution Date) shall deliver to the Property Trustee, for subsequent payment to the Conversion Agent in connection with the exchange and conversion of such Trust Securities, an amount equal to such Distribution payable on such Trust Securities on such Distribution Date. The Property Trustee shall have no liability to any Person with respect to the failure by any Holder of a Trust Security to deliver such amount to the Property Trustee. Except as provided above, neither the Trust nor the Depositor will make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distributions whether or not in arrears accrued on the Trust Securities surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Common Stock issued upon such conversion. Trust Securities shall be deemed to have been converted immediately prior to the close of business on the day on which an irrevocable Notice of Conversion relating to such Trust Securities is received by the Conversion Agent in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date, unless the stock transfer books of the Depositor shall be closed on the Conversion Date in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open. As promptly as practicable on or after the Conversion Date, the Depositor shall issue and deliver, or shall cause to be issued and delivered, at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share pursuant to Section 4.08(d) to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the Notice of Conversion, and the Conversion Agent shall distribute such certificate or certificates and cash to such Person or Persons.

      (c) The Depositor initially appoints _______________, not in its individual capacity but solely as conversion agent (the "Conversion Agent"), for the purpose of effecting the conversion of Trust Securities in accordance with this Section 4.8. In effecting the conversion and transactions described in this Section 4.8, the Conversion Agent shall be acting as agent of the Holders of Trust Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized to (i) exchange Trust Securities from time to time for Debentures held by the Trust in connection with the conversion of such Trust Securities in accordance with this Section and (ii) convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section 4.8 and to deliver to the Property Trustee any new Debenture or Debentures for any resulting unconverted principal amount delivered to the Conversion Agent by the Debenture Trustee.

      (d) No fractional shares of Common Stock will be issued as a result of conversion, but, in lieu thereof, such fractional interest will be paid in cash by the Depositor to the Conversion Agent in an amount equal to the Current Market Price of the fractional share of the Common Stock, and the Conversion Agent will in turn make such payment to the Holder or Holders of Trust Securities so converted.

      (e) Nothing in this Section 4.8 shall limit the requirement of the Trust to withhold taxes pursuant to the terms of the Trust Securities or as set forth in this Agreement or otherwise required of the Property Trustee or by law or the Trust to pay any amounts on account of such withholdings. ]

                                   ARTICLE 5
                          TRUST SECURITIES CERTIFICATES

      SECTION 5.1. INITIAL OWNERSHIP.

      Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

      SECTION 5.2. THE TRUST SECURITIES CERTIFICATES.

      The Preferred Securities Certificates shall be issued in minimum denominations of $______ Liquidation Amount and integral multiples of $_____ in excess thereof, and the Common Securities Certificates shall be issued in denominations of $______ Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be (i) executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee and, if executed on behalf of the Trust by facsimile, countersigned by the Securities Registrar or its agent and (ii) authenticated by the Property Trustee by manual or facsimile signature of an authorized signatory thereof and, if executed by such authorized signatory of the Property Trustee by facsimile, countersigned by the Securities Registrar or its agent. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust or the Property Trustee or, if executed on behalf of the Trust or the Property Trustee by facsimile, countersigned by the Securities Registrar or its agent, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

      SECTION 5.3. EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

      At the Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, such written order executed by one authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

      SECTION 5.4. REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES
                   CERTIFICATES.

      The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the "Securities Register") in which the transfer agent and registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. _________________ shall be the initial Securities Registrar. Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute on behalf of the Trust (and if executed on behalf of the Trust by a facsimile signature, such certificate shall be countersigned by the Securities Registrar or its agent) and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption during a period beginning at the opening of business 15 days before the day of selection for such redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 5.8. Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by an Administrative Trustee or the Securities Registrar in accordance with such Person's customary practice. No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

      SECTION 5.5. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES
                   CERTIFICATES.

      If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.5, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

      SECTION 5.6. PERSONS DEEMED HOLDERS.

      The Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Trustees, the Administrative Trustees and the Securities Registrar shall be bound by any notice to the contrary.

      SECTION 5.7. ACCESS TO LIST OF HOLDERS' NAMES AND ADDRESSES.

      At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee a list of the names and addresses of the Holders and Owners as set forth in Section 312(a) of the Trust Indenture Act. The Property Trustee shall comply with Section 312(b) of the Trust Indenture Act. Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      SECTION 5.8. MAINTENANCE OF OFFICE OR AGENCY.

      The Administrative Trustees shall designate an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer, exchange or, if applicable, conversion and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate

____________________________, Attention: ___________________, as its office and agency for such purposes. The Administrative Trustee shall give prompt written notice to the Depositor, the Property Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

      SECTION 5.9. APPOINTMENT OF PAYING AGENT.

      The Paying Agent shall comply with Section 317(b) of the Trust Indenture Act and shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be _________________. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If _________________ shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Administrative Trustees and the Depositor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to _________________ also in its role as Paying Agent, for so long as _________________ shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      SECTION 5.10. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

      At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, as permitted by the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend consistent with this Section 5.10.

      SECTION 5.11. BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON
                    SECURITIES CERTIFICATE.

      (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry

Preferred Securities Certificates, to be delivered to, or on behalf of, DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred Securities Certificate representing such Owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

            (i) the provisions of this Section 5.11(a) shall be in full force and effect;

            (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Preferred Securities evidenced by Book-Entry Preferred Securities Certificates and the giving of instructions or directions to Owners of Preferred Securities evidenced by Book-Entry Preferred Securities Certificates) as the sole Holder of Preferred Securities evidenced by Book-Entry Preferred Securities Certificates and shall have no obligations to the Owners thereof;

            (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

            (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificate shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

      (b) The Common Securities Certificate or Certificates representing the Common Securities issuable pursuant to Section 2.5 shall be issued to the Depositor in the form of one or more definitive Common Securities Certificates.

      SECTION 5.12. NOTICES TO CLEARING AGENCY.

      To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Book-Entry Preferred Securities Certificates, the Administrative Trustees and the Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

      SECTION 5.13. DEFINITIVE PREFERRED SECURITIES CERTIFICATES.

      If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority in Liquidation Amount of Preferred Securities then Outstanding advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Administrative Trustees shall notify the other Trustees and the Clearing Agency, and the Clearing Agency, in accordance with its customary rules and procedures, shall notify all Clearing Agency Participants for whom it holds Preferred Securities of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book-Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency, if executed on behalf of the Trust by facsimile, countersigned by the Securities Registrar or its agent. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as holders of Trust Securities. The Definitive Preferred Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Preferred Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

      SECTION 5.14. RIGHTS OF HOLDERS; DIRECT ACTIONS AND WAIVERS OF PAST
                    DEFAULTS.

      (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

      (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Property Trustee or the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

            At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                  (A) all overdue installments of interest on all of the
            Debentures,

                  (B) any accrued Additional Interest (as defined in the
            Indenture) on all of the Debentures,

                  (C) the principal of (and premium, if any, on) any Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest (as defined in the Indenture) thereon at the rate borne by the Debentures, and

                  (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

            (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in the Indenture.

            The Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Preferred Securities a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

      (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 6.01(a) or 6.01(b) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 508 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

      (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this
Section 5.14, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising there from shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 5.15. CUSIP NUMBERS.

      The Administrative Trustees in issuing the Preferred Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Preferred Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Preferred Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Administrative Trustees will promptly notify the Property Trustee of any change in the CUSIP numbers.

                                    ARTICLE 6
                        ACTS OF HOLDERS; MEETINGS; VOTING

      SECTION 6.1. LIMITATIONS ON VOTING RIGHTS.

      (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

      (b) So long as any Debentures are held by the Property Trustee on behalf of the Trust, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default that may be waived under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

      (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution and winding-up of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

      SECTION 6.2. NOTICE OF MEETINGS.

      Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Preferred Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

      SECTION 6.3. MEETINGS OF HOLDERS OF THE PREFERRED SECURITIES.

      No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of the Holders of the Preferred Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which such Holders are entitled to vote. The Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a Majority in Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.

      SECTION 6.4. VOTING RIGHTS.

      Holders shall be entitled to one vote for each $______ of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

      SECTION 6.5. PROXIES, ETC.

      At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

      SECTION 6.6. HOLDER ACTION BY WRITTEN CONSENT.

      Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in Liquidation Amount of all Preferred Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

      SECTION 6.7. RECORD DATE FOR VOTING AND OTHER PURPOSES.

      For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

      SECTION 6.8. ACTS OF HOLDERS.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Trustee receiving the same deems sufficient. The ownership of Trust Securities shall be proved by the Securities Register.

      (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees, or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security. Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount. If any dispute shall arise between the Holders and the Trustees or among the Holders or the Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Trustee under this Article 6, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

      SECTION 6.9. INSPECTION OF RECORDS.

      Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

      SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND
                   THE DELAWARE TRUSTEE.

      The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

      (a) the Property Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

      (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

      (c) the Delaware Trustee is a Delaware corporation;

      (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

      (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

      (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as the case may be) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context), other than the filing of the Certificate of Trust with the Delaware Secretary of State; and

      (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

      SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

      The Depositor hereby represents and warrants for the benefit of the Holders that:

      (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

      (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by any Trustee of this Trust Agreement.

                                   ARTICLE 8
                                  THE TRUSTEES

      SECTION 8.1. CERTAIN DUTIES AND RESPONSIBILITIES.

      (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement, subject to Section 10.10 hereof. Notwithstanding the foregoing, but subject to Section 8.1(c), no provision of this Trust Agreement shall require any of the Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.1. To the extent that, at law or in equity, an Administrative Trustee has duties and liabilities relating to the Trust or to the Holders, such Administrative Trustee shall not be liable to the Trust or to any Holder for such Administrative Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Administrative Trustees.

      (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to such Holder for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

      (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

      (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.14), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                  (B) in the absence of bad faith on the part of the Property
            Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

            (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

            (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

            (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

            (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Trustee, the Administrative Trustees or the Depositor; and

            (vii) subject to Section 8.1(c), no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

      (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Trustee or the Depositor.

      SECTION 8.2. CERTAIN NOTICES.

      Within ninety days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8 and the Trust Indenture Act, notice of such Event of Default to the Holders and the Administrative Trustees, unless such Event of Default shall have been cured or waived.

      Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

      The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice or a Responsible Officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such Event of Default.

      SECTION 8.3. CERTAIN RIGHTS OF PROPERTY TRUSTEE.

      Subject to the provisions of Section 8.1:

      (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken; provided, however, that if the Depositor fails to deliver such opinion, the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

      (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

      (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

      (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

      (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

      (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

      (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

      (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or misconduct with respect to selection of any agent or attorney appointed by it hereunder;

      (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

      (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Trustee shall be construed to be a duty.

      SECTION 8.4. TRUSTEES NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                   SECURITIES.

      The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust and the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

      SECTION 8.5. TRUSTEES MAY HOLD SECURITIES.

      Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, and except as provided in the definition of the term "Outstanding" in Section 1.1, may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such other agent.

      SECTION 8.6. COMPENSATION; INDEMNITY; FEES.

      The Depositor agrees:

      (a) to pay to the Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be separately agreed by the Depositor and the Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or willful misconduct; and

      (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or dissolution of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

      The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Trustee.

      No Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

      The Depositor and any Trustee (subject to Section 8.8) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor nor any Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor and any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

      SECTION 8.7. CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

      (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property

Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7 or Section 310(a)(5) of the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 8. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

      (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

      (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

      SECTION 8.8. CONFLICTING INTERESTS.

      (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

      (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

      SECTION 8.9. CO-TRUSTEES AND SEPARATE TRUSTEE.

      Unless and until a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of Common Securities and the Administrative Trustees shall have the power to appoint one or more Persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee shall have the sole power to so appoint such a co-trustee or separate trustee, and upon the written request of the Property Trustee, the Depositor and the Administrative Trustees shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, such co-trustee or separate trustee. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

      Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

      (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Preferred Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

      (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

      (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

      (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

      (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

      (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      SECTION 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

      No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

      Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holder of the Common Securities. If the instrument of acceptance by the successor Trustee required by
Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

      Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by Act of the Holder of Common Securities at any time and only the Holder of Common Securities shall have the right to remove any Administrative Trustee.

      If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of Common Securities, by Act of the Holder of Common Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Preferred Securities, by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section
8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of Common Securities, by Act of the Holder of Common Securities delivered to the Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of Common Securities or the Holders of Preferred Securities and accepted appointment in the manner required by
Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

      The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor and to the Administrative Trustees. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

      Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrative Trustee or Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, or in the case of an Administrative Trustee, ceases to be an employee of the Depositor, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7.

      SECTION 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

      In the case of the appointment hereunder of a successor Relevant Trustee, such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee any instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with the rights, powers, trusts and duties of the retiring Relevant Trustee, but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and if the Property Trustee is the resigning Relevant Trustee, the Property Trustee shall duly assign, transfer and deliver to the successor Property Trustee all Trust Property and money held by such retiring Property Trustee hereunder.

      In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if requested by the Depositor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Business Trust Act; but, on request of the Depositor or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

      Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

      No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article 8.

      Upon the appointment and acceptance of a successor to the Delaware Trustee, such successor Delaware Trustee shall file a certificate of amendment with the Delaware Secretary of State identifying the new identity and principal place of business or residency of such successor Delaware Trustee in the State of Delaware.

      SECTION 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

      Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article 8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Business Trust Act.

      SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR
                    TRUST.

      If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Preferred Securities) as set forth in Section 311 of the Trust Indenture Act, the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Trust (or any such other obligor).

      SECTION 8.14. TRUSTEE MAY FILE PROOFS OF CLAIM.

      In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

      (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

      Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 8.15. REPORTS BY PROPERTY TRUSTEE.

      (a) Within 60 days after May 15 of each year commencing with May 15, 20___, the Property Trustee shall transmit to all Holders in accordance with
Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding May 15 with respect to:

            (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

            (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

            (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

      (b) In addition, the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

      (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Depositor, and filed as otherwise required by Section 313(d) of the Trust Indenture Act.

      SECTION 8.16. REPORTS TO THE PROPERTY TRUSTEE.

      Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Depositor and the Administrative Trustees shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

      SECTION 8.17. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

      Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

      SECTION 8.18. NUMBER OF TRUSTEES.

      (a) The number of Trustees shall be five, unless the Property Trustee also acts as the Delaware Trustee, in which case the number of Trustees may be four.

      (b) If a Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

      (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust.

      SECTION 8.19. DELEGATION OF POWER.

      (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing; and

      (b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

                                   ARTICLE 9
                       DISSOLUTION, LIQUIDATION AND MERGER

      SECTION 9.1. DISSOLUTION UPON EXPIRATION DATE.

      Unless earlier dissolved, the Trust shall automatically dissolve, and its affairs be wound up, on ________________________ (the "Expiration Date").

      SECTION 9.2. EARLY DISSOLUTION.

      The first to occur of any of the following events is an "Early Dissolution Event", the occurrence of which shall cause the Trust to dissolve:

      (a) the occurrence of a Depositor Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, in its capacity as the Holder of the Common Securities, unless the Depositor shall transfer the Common Securities as provided by Section 5.10, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

      (b) the written direction to the Property Trustee from all of the Holders of the Common Securities at any time to dissolve the Trust and to distribute the Debentures to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holders of the Common Securities);

      (c) the redemption or, if applicable, conversion of all of the Preferred Securities in connection with the redemption of all the Debentures; and

      (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

      SECTION 9.3. DISSOLUTION.

      The respective obligations and responsibilities of the Trustees, the Administrative Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders.

      SECTION 9.4. LIQUIDATION.

      (a) If an Early Dissolution Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

            (i) state the CUSIP Number of the Trust Securities;

            (ii) state the Liquidation Date;

            (iii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures, or if Section 9.4(d) applies, a right to receive a Liquidating Distribution; and

            (iv) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if
      Section 9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee (after consultation with the Administrative Trustees) shall deem appropriate.

      (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation
Date) and establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

      (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

      (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise or distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up, by the Property Trustee in such manner as the Property Trustee determines. In such event, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding up pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default specified in Section 6.01(a) or 6.01(b) of the Indenture has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

      SECTION 9.5. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF
                   TRUST.

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this Section 9.5 or Section 9.4. At the request of the Holders of the Common Securities, with the consent of the Administrative Trustees, but without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities, or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vii) the Depositor or its permitted transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. LIMITATION OF RIGHTS OF HOLDERS.

      Except as set forth in Section 9.2, the death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives, successors or heirs of such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      SECTION 10.2. AMENDMENT.

      (a) This Trust Agreement may be amended from time to time by the Administrative Trustees and the Holders of all of the Common Securities, without the consent of any Holder of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or (ii), such action shall not adversely affect in any material respect the interests of any Holder.

      (b) Except as provided in Section 10.2(c), any provision of this Trust Agreement may be amended by the Administrative Trustees and the Holders of all of the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Preferred Securities, and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees or the Administrative Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust or cause the Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes or affect the Trust's exemption from status as an "investment company" under the Investment Company Act.

      (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this
Section 10.2) may not be amended.

      (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Trust to fail or cease to qualify for exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

      (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees.

      (f) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Property Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Property Trustee.

      (g) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Delaware Trustee.

      (h) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

      (i) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

      SECTION 10.3. SEPARABILITY.

      In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 10.4. GOVERNING LAW.

      This Trust Agreement and the rights and obligations of each of the Holders, the Trust, the Depositor, and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware without reference to its conflicts of laws provisions.

      SECTION 10.5. PAYMENTS DUE ON NON-BUSINESS DAY.

      If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

      SECTION 10.6. SUCCESSORS.

      This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust, and any Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale, or other transaction involving the Depositor that is permitted under the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

      SECTION 10.7. HEADINGS.

      The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

      SECTION 10.8. REPORTS, NOTICES AND DEMANDS.

      Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to Visteon Corporation, Attention:
Treasurer, facsimile no.: (313) 755-0338, or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

      Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Trust shall be given in writing addressed to such Person as follows: (a) with respect to the Property Trustee, to ___________________________, Attention:
________________; (b) with respect to the Delaware Trustee, to ________________,
_____________, Wilmington, Delaware, Attention: Corporate Trust Administration;
(c) with respect to the Administrative Trustees, to them at 5500 Auto Club Drive, Dearborn, Michigan 48126 marked "Attention: Administrative Trustees of Visteon Capital Trust I"; and (d) with respect to the Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee. Such notice, demand or other communication to or upon the Trust, the Property Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Property Trustee or such Administrative Trustee.

      SECTION 10.9. AGREEMENT NOT TO PETITION.

      Each of the Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been dissolved in accordance with Article 9, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy
Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. If the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert.

      SECTION 10.10. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

      (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

      (b) The Property Trustee shall be the only Trustee that is a trustee for the purposes of the Trust Indenture Act.

      (c) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

      SECTION 10.11. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AGREEMENT
                     AND INDENTURE.

      THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST

AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

      SECTION 10.12. COUNTERPARTS.

      This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement.

                                VISTEON CORPORATION

                                By:_____________________________________________

                                    Its:________________________________________


                                BANK ONE TRUST COMPANY, N.A.,
                                as Property Trustee

                                By:_____________________________________________

                                    Its:________________________________________


                                BANK ONE DELAWARE, INC.,
                                as Delaware Trustee

                                By:_____________________________________________

                                    Its:________________________________________

                                ________________________________________________

                                _________________, as Administrative Trustee

                                ________________________________________________

                                _________________, as Administrative Trustee

                                ________________________________________________

                                _________________, as Administrative Trustee

                                    EXHIBIT A

                              CERTIFICATE OF TRUST

                                    EXHIBIT B

                [FORM OF GLOBAL PREFERRED SECURITIES CERTIFICATE]

      This Preferred Securities Certificate is a Book-Entry Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

      Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Visteon Capital Trust I or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

Certificate Number __________            Number of Preferred Securities ________

CUSIP NO.

                   Certificate Evidencing Preferred Securities
                           of Visteon Capital Trust I
                           [__%] Preferred Securities
               (liquidation amount $_____ per Preferred Security)

      Visteon Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _________________________ (____________)
Preferred Securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the Visteon Capital Trust I [__%] Preferred Securities (liquidation amount $______ per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of _________, 200_, as the same may be amended from time to time (the "Trust Agreement"), among Visteon Corporation, as Depositor, ___________________________, as Property Trustee, _____________, as Delaware
Trustee, the Administrative Trustees named therein, and the Holders of Trust Securities, including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of _________, 200_, as the same may be amended from time to time (the "Guarantee Agreement"), by and between Visteon Corporation, as Guarantor, and ____________________, as Guarantee Trustee, to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ________ day of __________.

                                       VISTEON CAPITAL TRUST I


                                       By:______________________________________

                                          Name:_________________________________
                                          Title: Administrative Trustee

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Preferred Securities referred to in the above mentioned Trust Agreement.

Dated: __________________

                                            ___________________________________,
                                            as Property Trustee

                                            By:_________________________________

                                               Name:____________________________

                                               Title:___________________________

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to: ________________________________________________ (Insert assignee's social security or tax identification number) ___________________ (Insert address and zip code of assignee) and irrevocably appoints
____________________________________________________ agent to transfer this
Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: _______________________           Signature:_______________________

                                        (Sign exactly as your name appears on
                                        the other side of this Preferred
                                        Securities Certificate. The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.)

                                    EXHIBIT C

                     [FORM OF COMMON SECURITIES CERTIFICATE]

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.10 OF THE TRUST AGREEMENT

Certificate Number _______                   Number of Common Securities _______

       Certificate Evidencing Common Securities of Visteon Capital Trust I

                             [__%] Common Securities

                (liquidation amount $______ per Common Security)

      Visteon Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Visteon Corporation (the "Holder") is the registered owner of ___________________ (___________) Common Securities of the Trust representing undivided common beneficial interests in the assets of the Trust and designated the ______________ Common Securities (liquidation amount $______ per Common Security) (the "Common Securities"). Except in accordance with the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of _________, 200_, as the same may be amended from time to time (the "Trust Agreement"), among Visteon Corporation, as Depositor, ______________________________, as Property Trustee, _____________, as Delaware
Trustee, the Administrative Trustees named therein, and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      Terms used but not defined herein have the meanings set forth in the Trust Agreement.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of _________, 200_.

                                       VISTEON CAPITAL TRUST I


                                       By:______________________________________

                                          Name:_________________________________
                                          Title: Administrative Trustee

                                    EXHIBIT D

                              NOTICE OF CONVERSION

To:___________________,
   as Conversion Agent of Visteon Capital Trust I (the "Trust")

      The undersigned owner of these Trust Securities hereby irrevocably exercises the option to convert these Trust Securities, or the portion below designated, into Common Stock of Visteon Corporation (the "Visteon Common Stock") in accordance with the terms of the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of __________ among the Administrative Trustees named therein, _______________________, as Delaware Trustee, ______________, as Property Trustee, Visteon Corporation, as Depositor, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. Pursuant to the aforementioned exercise of the option to convert these Trust Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Trust Agreement) to (i) exchange such Trust Securities for a portion of the Debentures (as that term is defined in the Trust Agreement) held by the Trust (at the rate of exchange specified in the terms of the Trust Securities set forth in the Trust Agreement) and (ii) immediately convert such Debentures, on behalf of the undersigned, into Visteon Common Stock (at the conversion rate specified in the terms of the Trust Securities set forth in the Declaration).

      The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: __________, 200__

In whole ______               in part ______

                              Number of Trust Securities to be converted:______

                              If a name or names other than the
                              undersigned, please indicate in the spaces below the name or names in which the shares of Visteon Common Stock are to be issued, along with the address or addresses of such person or persons:

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              Signature (for conversion only)
                              Please print or Typewrite Name and Address,
                              Including Zip Code, and Social Security or
                              Other Identifying Number:

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              __________________________________________________


Signature Guarantee:* __________________________________________________


*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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